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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in this Prospectus constituting part of this Registration Statement on Form S-3 of our report dated February 2, 1998, except as to Note 20, which is dated November 10, 1998, appearing on page 32 of The Goodyear Tire & Rubber Company's Annual Report on Form 10-K for the year ended December 31, 1997, as amended by Amendment No. 1 on Form 10-K/A dated November 10, 1998. We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Cleveland, Ohio
November 12, 1998